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                                                                    Exhibit 99.3

            TENDER FOR ALL OUTSTANDING 7 5/8% SENIOR NOTES DUE 2013
                                IN EXCHANGE FOR
                          7 5/8% SENIOR NOTES DUE 2013
                        THAT HAVE BEEN REGISTERED UNDER
                    THE SECURITIES ACT OF 1933, AS AMENDED,
                                       OF
                             SUN MEDIA CORPORATION

To Registered Holders:

    We are enclosing herewith the material listed below relating to the offer
(the "Exchange Offer") by Sun Media Corporation ("Sun Media") to exchange its
7 5/8% Senior Notes due 2013 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like stated amount at maturity of Sun Media's issued and outstanding 7 5/8% Senior
Notes due 2013 (the "Outstanding Notes") upon the terms and subject to the conditions set forth in the Prospectus, dated March [ ], 2003, and the related letter of transmittal.

    Enclosed herewith are copies of the following documents:

    1.  Prospectus dated March [  ], 2003;

    2. Letter of transmittal including the Guidelines for Certification of Taxpayer Identifying Number;

    3.  Notice of Guaranteed Delivery;

    4.  Instruction to Registered Holder from Beneficial Owner; and

    5.  Letter which may be sent to your clients for whose account you hold
       Outstanding Notes in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client's instruction with regard to the Exchange Offer.

    WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE EXCHANGE
OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON             , 2003,
UNLESS EXTENDED.

    The Exchange Offer is not conditioned upon any minimum number of Outstanding
Notes being tendered.

    Pursuant to the letter of transmittal, each holder of Outstanding Notes will represent to Sun Media that (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is such holder,
(ii) neither the holder of the Outstanding Notes nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes, (iii) if the holder is not a broker-dealer, or is a broker-dealer but will not receive Exchange Notes for its own account in exchange for Outstanding Notes, neither the holder nor any such other person is engaged in or intends to participate in a distribution of the Exchange Notes and
(iv) neither the holder nor any such other person is an "affiliate" of Sun Media within the meaning of Rule 405 under the Securities Act or, if such person is an "affiliate," that such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the tendering holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes, such tendering holder will represent on behalf of such broker-dealer that the Outstanding Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, the
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undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    The enclosed Instruction to Registered Holder from Beneficial Owner contains an authorization by the beneficial owner of the Outstanding Notes for you to make the foregoing representations.

    Sun Media will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent for the Exchange Offer) in connection with the solicitation of tenders of Outstanding Notes pursuant to the Exchange Offer. Sun Media will pay or cause to be paid any transfer taxes payable on the transfer of Outstanding Notes to it, except as otherwise provided in Instruction 5 of the enclosed letter of transmittal.

    Any inquiries you may have with respect to the Exchange Offer may be addressed to, and additional copies of the enclosed materials may be obtained from, the Exchange Agent, National City Bank, in the manner set forth below.

    The Exchange Agent for the Exchange Offer is:

                               NATIONAL CITY BANK
                                  DELIVER TO:

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
          BY MAIL:             BY HAND OR OVERNIGHT DELIVERY:         NEW YORK DROP:
     National City Bank             National City Bank              National City Bank
      P.O. Box 92301            Corporate Trust Operations     The Depository Trust Company
          LOC #5352             4100 West 150th Street, 3rd     Transfer Agent Drop Service
 Cleveland, Ohio 44193-0900                Floor                      55 Water Street
                                         LOC #5352                Jeanette Park Entrance
                                Cleveland, Ohio 44135-1385       New York, New York 10041
                                       BY FACSIMILE:
                                      (216) 222-9326
                                   CONFIRM BY TELEPHONE:
                                      (216) 222-2552
                                 Attention: Holly Pattison

                                          Very truly yours,

                                          SUN MEDIA CORPORATION

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF SUN MEDIA OR THE EXCHANGE AGENT, OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.
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             INSTRUCTION TO REGISTERED HOLDER FROM BENEFICIAL OWNER
                                       OF
                          7 5/8% SENIOR NOTES DUE 2013
                                       OF
                             SUN MEDIA CORPORATION

To Registered Holder:

    The undersigned hereby acknowledges receipt of the Prospectus dated March
[ ], 2003 (the "Prospectus") of Sun Media Corporation ("Sun Media"), and accompanying letter of transmittal, that together constitute Sun Media's offer (the "Exchange Offer") to exchange $1,000 in stated amount at maturity of a new series of 7 5/8% Senior Notes due 2013 that have been registered under the Securities Act of 1933, as amended, (the "Exchange Notes") of Sun Media for each $1,000 in stated amount at maturity of outstanding 7 5/8% Senior Notes due 2013 (the "Outstanding Notes") of Sun Media. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

    This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned.

    The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (fill in amount):

    $              of 7 5/8% Senior Notes due 2013.

    With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

    / / To TENDER the following Outstanding Notes held by you for the account of the undersigned (insert stated amount at maturity of Outstanding Notes to be tendered (if any)):

    $              of 7 5/8% Senior Notes due 2013.

    / / NOT to TENDER any Outstanding Notes held by you for the account of the undersigned.

    If the undersigned instructs you to tender Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that
(i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the undersigned, (ii) neither the undersigned nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes, (iii) if the undersigned is not a broker-dealer, or is a broker-dealer but will not receive Exchange Notes for its own account in exchange for Outstanding Notes, neither the undersigned nor any such other person is engaged in or intends to participate in the distribution of such Exchange Notes and (iv) neither the undersigned nor any such other person is an "affiliate" of Sun Media within the meaning of Rule 405 under the Securities Act, or, if the undersigned is an "affiliate," that the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive Exchange Notes for its own account in exchange for Outstanding Notes, it represents that such Outstanding Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.
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                                   SIGN HERE

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                  Name of beneficial owner(s) (please print):

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                                 Signature(s):

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                                    Address:

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                               Telephone Number:

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               Taxpayer identification or Social Security Number:

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                                     Date:

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